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                                                                     EXHIBIT 4.2

                                RIGHTS AGREEMENT

         The securities represented hereby have been acquired for investment and have not been registered under the securities act of 1933. Such securities and any securities or shares issued hereunder or thereunder may not be sold or transferred in the absence of such registration or an exemption therefrom under said act.

         It is unlawful to consummate a sale or transfer of these securities, or any interest therein, or to receive any consideration therefor, without the prior written consent of the commissioner of corporations of the state of California, except as permitted in the commissioner's rules.

    THIS RIGHTS AGREEMENT ("RIGHTS AGREEMENT") is made and entered into as of this ___ day of October, 1996 by and between Hi, Tiger International, Inc., a Utah corporation (the "Company") and Patrick Lin (the "Investor").


                                    RECITALS

A. Pursuant to the terms and conditions of that certain Acquisition Agreement dated August 30, 1996 (the "Acquisition Agreement") by and among AvTel Communications, Inc., a California corporation ("AvTel"), Hi, Tiger International, Inc., a Utah corporation (the "Company") and AvTel Communications, Inc., a Utah corporation ("Merger Sub") and, after giving effect to the transactions contemplated by the Acquisition Agreement, the holders of all the issued and outstanding common stock of AvTel are to receive a controlling interest in the issued and outstanding common stock of the Company, and all of the holders of the Series A Preferred Stock of AvTel (the "AvTel Preferred Stock") issued and outstanding prior to the consummation of the transactions contemplated by the Acquisition Agreement are to receive, in connection with such transactions, shares of the Series A Convertible Preferred Stock of Hi, Tiger (the "Hi Tiger Preferred");

B. The Investor is the holder of AvTel Preferred Stock and, pursuant to the terms and conditions of the Acquisition Agreement, is to receive shares of the Hi Tiger Preferred Stock; and

C. It is an express condition precedent to the consummation of the transactions contemplated by the Acquisition Agreement that the Company and the Investor enter into this Rights Agreement.

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     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.   REGISTRATION RIGHTS.

     1.1 DEFINITIONS. Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the same meanings as are ascribed to them in the Acquisition Agreement. As used in this Rights Agreement, the following terms shall have the meanings set forth below:

          (a) COMMISSION shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (c)  HOLDER shall mean any Investor who holds Registrable Securities.

          (d) INITIATING HOLDERS shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

          (e) INVESTOR(S) shall mean persons who purchased Shares pursuant to the Purchase Agreement.

          (f) OTHER STOCKHOLDERS shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          (g) REGISTRABLE SECURITIES shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and
               (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

          (h) The terms REGISTER, REGISTERED and REGISTRATION shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder,

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               and the declaration or ordering of the effectiveness of such registration statement.

          (i) REGISTRATION EXPENSES shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

          (j) REGISTRATION STATEMENT shall mean a registration statement filed by the Company on Form S-1, S-3 or 10-SB of the Securities Act.

          (k) SECURITIES ACT shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (l) SELLING EXPENSES shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

          (m) SHARES shall mean the Company's Series A Convertible Preferred Stock.


     1.2 DEMAND REGISTRATION RIGHTS. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) three (3) years after the Effective Date or (ii) one (1) year after the effective date of the first Registration Statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request (the "Demand Notice") that the Company effect any registration by filing a Registration Statement ("Demand Registration Statement") with respect to all or a part of the Registrable Securities, the Company will:

          (a) promptly give written notice of the proposed registration to all Other Stockholders; and

          (b) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments,

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               appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Other Stockholders joining in such request as are specified in a written request received by the Company from such Other Stockholders within twenty (20) days after such written notice from the Company is mailed or delivered.

     1.3 LIMITATIONS. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to Section 1.2:

          (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (b)  after the Company has initiated one such registration pursuant to
               Section 1.2 (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold);

          (c) during the period starting the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eight (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

          (d) if the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered pursuant to a request made under Section 1.4 hereof;

          (e) if the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

          (f) if the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (e) above to firmly underwrite the offer.

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          Subject to the foregoing clauses (a) through (f), the Company shall file a Registration Statement covering Registrable Securities so requested to be registered as soon as practicable after receipt of the Demand Notice from the Initiating Holders; provided, however, that if
          (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (c) above) for a period of not more than one hundred eighty (180) days after receipt of the Demand Notice from the Initiating Holders, and, provided, further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

     1.4 PIGGYBACK REGISTRATION RIGHTS. If at any time after the first anniversary of the Issuance Date hereof, or from time to time thereafter, the Company shall determine to register any shares of its capital stock of the same class as the Registrable Securities for its own account or for the account of any shareholder (other than any Holder) in an underwritten offering, the Holder(s) shall be entitled to include Registrable Securities in such registration (a "Piggyback Registration Statement") on the following terms and conditions:

          (a) PIGGYBACK NOTICE. The Company shall promptly give written notice of such determination to the Holders (a "Piggyback Notice") and the Holders shall have the right to request, by written notice given to the Company not later than ten (10) days following the date the Piggyback Notice is received from the Company, that a specific number of Registrable Securities be included in the Piggyback Registration Statement and related underwritten offering.

          (b) UNDERWRITING. The right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon the participation in such underwriting by Holder's representing and the inclusion therein, of not less than 33 1/3% of the then outstanding Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

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          (c)  PROCEDURES. Each Holder must agree to sell such Holder's
               Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and to timely complete and execute all questionnaires, powers of attorney, indemnities, "standstill", "lock-up" and "holdback" agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the Commission or otherwise considered reasonable and appropriate under the circumstances by counsel for the Company or the underwriters. If the managing underwriter for any underwritten offering under the Piggyback Registration Statement determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale in such offering, the number of shares that may be sold in such offering shall be allocated first to the Company (or, if the offering is being made principally for the account of another Person, to such Person) and thereafter pro rata among the Holders who have requested that Registrable Securities be included in the underwriting ("Selling Shareholders") and to any other shareholders holding applicable pre-existing contractual registration rights. Selling Shareholders shall have the right to withdraw their Registrable Securities from the Piggyback Registration Statement, but they may only do so during the time period and on terms agreed upon among the underwriters. Notwithstanding anything to the contrary, no Piggyback Registration shall be permitted with respect to any registration of securities required as a condition to the closing of the Hi, Tiger Merger.

     1.5 EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including Registration Expenses shall be borne by the Company. Investor(s) shall be responsible for payment of all fees and disbursements of their counsel and accountants, all other out of pocket expenses of Investor(s) in connection with their participation in any offering pursuant to this Rights Agreement and all Selling Expenses applicable to the sale of Registrable Securities by Investor(s) in any registered offering pursuant to this Rights Agreement.

     1.6  INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities who participates in any registered offering pursuant to this Rights Agreement from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in

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               settlement of, any action suit or proceeding or any claim
               asserted), to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation by the Company of the Securities Act or the Exchange Act, or other federal or state law applicable to the Company and relating to any action or inaction required by the Company in connection with such registration; provided, however, that the Company shall not be liable to any such holder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, prospectus, preliminary prospectus or amendment or supplement in reliance upon any information furnished to the Company by such Holder.

          (b) INDEMNIFICATION BY HOLDERS. Each Holder, by exercising the registration rights hereunder, agrees to indemnify and hold harmless the Company, its directors and each officer who signed such Registration Statement under the same circumstances as the foregoing indemnity from the Company to the Holders to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact or alleged omission of a material fact that was made in the Registration Statement, the prospectus, the preliminary prospectus or any amendment or supplement thereto, in reliance upon any information furnished to the Company by Holders.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person and not of the indemnifying party unless (x) the indemnifying party has agreed to pay such fees or expenses, or
               (y) the indemnifying party shall have

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               failed to assure the defense of such claim or employ counsel reasonably satisfactory to such Person, or (z) in the reasonable judgment of the Person to be indemnified, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will b e required to consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim.

2.   RESTRICTIONS AND LIMITATIONS

     2.1 TRANSFERABILITY AND NONNEGOTIABILITY. The Shares may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by each Investor and the transferee of any Investor (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).
     2.2 COMPLIANCE WITH SECURITIES LAWS. Each Investor hereby acknowledges that the Shares and any Common Stock to be issued upon conversion thereof are being acquired solely for the Investor's own account and not as a nominee for any other party, and for investment, and that the Investor will not offer, sell or otherwise dispose of any Shares or any Common Stock to be issued upon conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon execution of this Rights Agreement, and from time to time thereafter, each Investor shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares are being acquired solely for the Investor's own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale. This Rights Agreement, the Shares and all Common Stock issued upon conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

               The securities represented hereby have been acquired for investment and have not been registered under the securities act of 1933, as amended (the "act"). Such securities and any securities or shares issued

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               hereunder or thereunder may not be sold or transferred in the absence of such registration or an exemption therefrom under said act.

3.   COVENANTS OF THE COMPANY.

     3.1 So long as any Shares remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent of the Holders of more than 50% of the then outstanding Shares, declare or pay any dividends (other than stock dividends) on or declare or make any other distribution, direct or indirect, on account of the Common Stock or set apart any sum for any such purpose.

     3.2 So long as any Shares remain outstanding, the Company covenants and agrees in the Holders of the Shares that the Company will furnish the Holders within forty-five (45) days of the end of each fiscal quarter, copies of the Company's unaudited consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows, prepared in accordance with generally accepted accounting principles and, within ninety (90) days of the end of each fiscal year, copies of the Company's consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows audited by an independent firm of certified public accountants; and within ninety (90) days after the filing thereof, copies of any report, application or documents which the Company may be required to file with the Securities and Exchange Commission, or any state securities commission or other comparable regulatory authority.

4.   MISCELLANEOUS

     4.1 INVESTOR UNDERTAKING. Investor hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Investor or the Shares pursuant to the express provisions of this Rights Agreement.

     4.2 AGREEMENT IS ENTIRE CONTRACT. This Rights Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

     4.3 GOVERNING LAW. This Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without resort to that State's conflict-of-laws rules.

     4.4 COUNTERPARTS. This Rights Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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     4.5  SUCCESSORS AND ASSIGNS. The provisions of this Rights Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Investor and Investor's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such Person shall have become a party to this Rights Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     4.6 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor(s) contained in or made pursuant to this Rights Agreement shall survive the execution and delivery of this Rights Agreement and the Closing.

     4.7 NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Rights Agreement shall be in writing and shall be mailed by United States first class mail, postage prepaid, sent by facsimile or delivered personally by hand or by nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for each Person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

     4.8 FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officer, employees or representatives is responsible.

     4.9 ATTORNEYS' FEES. In the event of any litigation or other action in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and disbursements from the other party as costs of suit and not as damages.

     IN WITNESS WHEREOF, the parties have executed this Rights Agreement on the day and year first indicated above.

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INVESTOR                                       HI, TIGER INTERNATIONAL, INC.
                                               A UTAH CORPORATION


_______________________________                _____________________________
Tommy Lin

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